Exhibit 16.1

April 15, 2021 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, CD 20549 RE: Acacia Research Corporation File No. 001-37221

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Acacia Research Corporation dated April 12, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,